As filed with the Securities and Exchange Commission on August 29, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
Genesee & Wyoming Inc.
(Exact name of Registrant as specified in its charter)
_____________________________________________

Delaware	06-0984624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
20 West Avenue
Darien, Connecticut 06820
(203) 202-8900
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________________________
Allison M. Fergus, Esq.
General Counsel and Secretary
Genesee & Wyoming Inc.
20 West Avenue
Darien, Connecticut 06820
(203) 202-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________
With a copy to:
Karen Hsu Kelley, Esq.
Marisa D. Stavenas, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000
_____________________________________________
Approximate date of commencement of proposed sale to the public: From time to time on or after the date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Preferred Stock, par value $.01 per share
Class A Common Stock, par value $.01 per share
Warrants
Depositary Shares(3)
Stock Purchase Contracts and Stock Purchase Units
Units(4)

(1)
Not applicable pursuant to General Instruction II.E to Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay-as-you-go” basis.

(3)
Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt. In the event Genesee & Wyoming Inc. elects to offer to the public fractional or multiple interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional or multiple interests, and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Genesee & Wyoming Inc.
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Units
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We may offer and sell debt securities, shares of preferred stock, par value $0.01 per share, shares of Class A common stock, par value $0.01 per share (Class A Common Stock), warrants, depositary shares, stock purchase contracts, stock purchase units or units, comprised of two or more of any of the securities referred to herein in any combination, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of offering.
In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our Class A Common Stock in such amounts, at prices and on other terms to be determined at the time of the offering and as set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our Class A Common Stock by any selling stockholders.
We and the selling stockholders, if any, will provide the specific terms and offering price of these securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.
You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
We and the selling stockholders, if any, may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.
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Investing in our debt securities, shares of preferred stock, shares of Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units or units involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in any of our securities offered hereunder.
Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.”
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 29, 2018

Unless the context otherwise requires, when used in this prospectus, the terms “Genesee & Wyoming,” “G&W,” the “Company,” “we,” “our” and “us” refer to Genesee & Wyoming Inc. and its subsidiaries.
Forward-Looking Statements
The information contained in this prospectus and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), regarding future events and future performance of G&W. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “may,” “estimates,” “trends,” “outlook,” “goal,” “will,” “budget,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results or developments may differ materially from those expressed or forecast in these forward-looking statements.
The areas in which there is risk and uncertainty are further described in documents that we file from time to time with the Securities and Exchange Commission (the “SEC”), which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained herein. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2017, as updated by more recent filings with the SEC. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and our actual results or developments may differ materially from the expectations expressed in the forward-looking statements.
In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus not to occur.
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 in connection with the forward-looking statements included in this prospectus.
Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

Where You Can Find More Information About Us
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
The SEC allows us to “incorporate by reference” the information in the documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus, unless stated otherwise.
We incorporate by reference the documents listed below and any documents we file in the future with the SEC subsequent to the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we and the selling stockholders, if any, sell all of the securities that we have registered for sale under the registration statement of which this prospectus forms a part.

•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (filed on February 28, 2018), including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A (filed on April 9, 2018);

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 (filed on May 7, 2018 and August 7, 2018, respectively);

•
The Company’s Current Reports on Form 8-K filed with the SEC on April 6, 2018, May 1, 2018 (with respect to Items 2.04 and 8.01), May 25, 2018, as amended by Form 8-K/A filed with the SEC on May 25, 2018, and June 11, 2018; and

•
The Company’s description of the Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-31456) filed on September 23, 2002, including any amendments or supplements thereto, as updated by the description of the Class A Common Stock under “Description of Our Capital Stock – Class A Common Stock and Class B Common Stock” contained in this prospectus.

We make available any documents that we file with the SEC free of charge on our website at http://www.gwrr.com as soon as reasonably practicable after we electronically file such documents with the SEC. Information contained on or accessible through our website is not, and should not be deemed to be, a part of this prospectus or the accompanying prospectus supplement. In addition, you may request a copy of these documents, including the documents that are incorporated by reference in this prospectus, at no cost by writing or calling us at the following address or phone number.
Genesee & Wyoming Inc.
20 West Avenue
Darien, CT 06820
Attention: Corporate Communications
Telephone: (203) 202-8900
We and the selling stockholders, if any, have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

Summary
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders, if any, sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Find More Information About Us.”
The Securities We May Offer
This prospectus is part of a registration statement that we filed with the SEC using the automatic shelf registration process. Under the automatic shelf registration process, we may offer from time to time, in one or more offerings, an unlimited amount of any of the following securities:

•	debt securities;

•	preferred stock;

•	Class A Common Stock;

•	warrants;

•	depositary shares;

•	stock purchase contracts and stock purchase units; and

•	units, comprised of two or more of any of the securities referred to herein in any combinations.
The selling stockholders, if any, may also offer from time to time, in one or more offerings, shares of our Class A Common Stock.
Debt Securities
We may offer unsecured general obligations, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our Class A Common Stock or shares of our preferred stock. In this prospectus, we refer to our senior debt securities, senior subordinated debt securities and subordinated debt securities together as “our debt securities.” The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The senior subordinated debt securities and the subordinated debt securities will be entitled to payment only after payment of our senior debt, including amounts under our current or future senior credit facilities.
Our debt securities will be issued under one of two indentures each between us and a trustee. We have summarized general features of our debt securities under “Description of Our Debt Securities.” We encourage you to read the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part.
Preferred Stock
We may issue shares of our preferred stock, $0.01 par value per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.
Class A Common Stock
We may issue shares of our Class A Common Stock. Holders of shares of our Class A Common Stock are entitled to receive dividends as and when declared by our Board of Directors, subject to the rights of holders of our preferred stock. Each holder of our Class A Common Stock is entitled to one vote per share. Except as described herein, the holders of our Class A Common Stock have no preemptive rights or cumulative voting rights. See “Description of Our Capital Stock” for a more complete discussion of dividend, voting and conversion rights with respect to our outstanding shares of Class A Common Stock and our Class B common stock, par value $0.01 per share (Class B Common Stock).

Warrants
We may issue warrants to purchase debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We have summarized general features of our warrants under “Description of Our Warrants.” Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The description of our warrants below under “Description of Our Warrants” and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, the form of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts representing contracts obligating holders to purchase from us and for us to sell to the holders shares of Class A Common Stock, shares of preferred stock or depository shares at a future date or dates. The price per share of Class A Common Stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either (1) debt securities issued by us or (2) debt obligations of third parties, which may or may not secure the holder’s obligations to purchase the Class A Common Stock or preferred stock under the stock purchase contracts.
Units
We may issue units consisting of one or more warrants, debt securities, shares of Class A Common Stock, preferred stock, depositary shares, stock purchase contracts or stock purchase units or any combination of such securities.

Risk Factors
Investing in our debt securities, shares of preferred stock, shares of Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units or units involves risks. Before you make a decision to buy any of these securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our quarterly reports on Form 10-Q for the quarterly periods subsequent thereto, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

About Genesee & Wyoming Inc.
We own or lease 121 freight railroads worldwide that are organized in nine operating regions with approximately 8,000 employees and 3,000 customers.

•	Our seven North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.

•
Our Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. As of December 1, 2016, the Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets (MIRA).

•
Our U.K./European Region includes the United Kingdom's (U.K.) largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional rail services in Continental Europe.

Our subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the United States Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.
Our principal executive offices are located at 20 West Avenue, Darien, CT 06820, and our telephone number is (203) 202-8900.

Ratios of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges Plus Preferred Stock Dividends
The following table shows our consolidated ratios of earnings to fixed charges for the six months ended June 30, 2018 and for each of the five most recent fiscal years:

	Six Months Ended June 30, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	3.2	3.4	3.3	4.6	6.8	5.1
Ratio of earnings to fixed charges plus preferred stock dividends (1)(2)	3.2	3.4	3.3	4.6	6.8	5.0

(1)
For the purposes of the table above, earnings consist of income before income taxes, noncontrolling interest and fixed charges. Fixed charges include interest expense on all debt, capitalized interest, amortization of deferred debt issuance costs and the portion of rental expense on operating leases which management believes is attributable to interest.

(2)	Our ratios of earnings to fixed charges include preferred stock dividends for the year ended December 31, 2013.

Use of Proceeds
Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general corporate purposes.
We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders, if any. The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

Description of Our Debt Securities
Any of our debt securities issued under this prospectus will be our direct, unsecured general obligations. Our debt securities will be either senior debt securities (Senior Debt Securities), senior subordinated debt securities (Senior Subordinated Debt Securities) or subordinated debt securities (Subordinated Debt Securities).
The Senior Debt Securities will be issued under an indenture between us and Wilmington Trust, National Association, and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and Wilmington Trust, National Association (in either case, a Trustee) except as otherwise specified in the applicable prospectus supplement. Senior Debt Securities will be issued under a “Senior Indenture” and Senior Subordinated Debt Securities and Subordinated Debt Securities will be issued under a “Subordinated Indenture”, in each case, as supplemented and/or amended by one or more supplemental indentures. Together the Senior Indenture and the Subordinated Indenture are called the “Indentures” and each an “Indenture”.
Our debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement and such terms will supplement and, if applicable, modify the general terms described in this prospectus.
We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement of which this prospectus forms a part and you should read the Indentures for provisions that may be important to you. Whenever we refer to this prospectus or in the prospectus supplement to defined terms of the Indentures, those defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.
General
The debt securities will be our direct, unsecured general obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The Senior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Senior Subordinated Debt Securities. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) and Senior Subordinated Indebtedness (including the Senior Subordinated Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Subordinated Debt Securities.
The Indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
A prospectus supplement will include the terms of any debt securities being offered (Offered Debt Securities), including the covenants, if any, that will apply to the particular Offered Debt Securities. These terms will include some or all of the following:

•	the title of the Offered Debt Securities;

•	whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities;

•	the total principal amount of the Offered Debt Securities;

•	the dates on which the principal of the Offered Debt Securities will be payable;

•	the interest rate, which may be fixed or variable, of the Offered Debt Securities and the interest payment dates for the Offered Debt Securities;

•	the places where payments on the Offered Debt Securities will be payable;

•	any terms upon which the Offered Debt Securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Offered Debt Securities;

•	whether the Offered Debt Securities are defeasible;

•	any addition to or change in the Events of Default set forth in the applicable Indenture;

•	if convertible into shares of our Class A Common Stock or any of our other securities, the terms on which such Offered Debt Securities are convertible;

•	any addition to or change in the covenants in the applicable Indenture; and

•	any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture.
If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity (Original Issue Discount Securities). The applicable prospectus supplement will describe the material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.
The general provisions of the Indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions, if any, to the “Events of Default” described below that are applicable to the Offered Debt Securities or any covenants or other provisions providing event risk or similar protection.
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.
Subject to the terms of the applicable Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge except for any tax or governmental charge.
Global Securities
The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.
No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

•	the depositary is unwilling or unable to continue as depositary;

•	an Event of Default has occurred and is continuing; or

•	as otherwise provided in the applicable prospectus supplement.
Unless otherwise stated in any prospectus supplement, The Depository Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.
Payment
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable Indenture or any prospectus supplement.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default (Event of Default) under the Indentures with respect to our debt securities of any series:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (whether or not, in the case of the Senior Subordinated Debt Securities or Subordinated Debt Securities, prohibited by the subordination provisions described under “—Subordination” below);

•
default in the payment of the principal of and premium, if any, on any debt security of that series at its Maturity (whether or not, in the case of the Senior Subordinated Debt Securities or Subordinated Debt Securities, prohibited by the subordination provisions described under “—Subordination” below);

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•
default in the performance, or breach, of any covenant or warranty in the applicable Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of debt securities of a series other than that series, and continuance of such default or breach for a period of 30 days after there has been given by registered or certified mail, to us by the applicable Trustee or to us and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•
in the case of the Senior Subordinated Debt Securities and the Subordinated Debt Securities, failure by us to pay final judgments aggregating in excess of $2,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; or

•	any other Event of Default provided with respect to debt securities of that series.
If you are a holder of Senior Subordinated Debt Securities or Subordinated Debt Securities, all remedies available upon the occurrence of an event of default under the applicable indenture will be subject to the restrictions on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, described below under “—Subordination” and/or the applicable prospectus supplement.
Each Indenture requires us to file with the applicable Trustee, annually, an officers’ certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.
Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default with respect to our debt securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the holders of not less than 25% in principal amount of our outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are Original Issue Discount Securities, that portion of the principal amount of those Original Issue Discount Securities as may be specified in the terms of those Original Issue Discount Securities, of all our debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable Trustee if given by holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which such debt securities are denominated (except as otherwise provided in the applicable Indenture or specified in the prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.
Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in a prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to our debt securities of a particular series occurs and is continuing, the applicable Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of our outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under the applicable Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to our debt securities of that series.
At any time after a declaration of acceleration with respect to any series of our debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the applicable Indenture, the holders of a majority in principal amount of our outstanding debt securities of that series, by written notice to us and the applicable Trustee, may rescind and annul such declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.
Merger or Consolidation
Subject to any terms or conditions specified in the applicable prospectus supplement, each Indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any Person, unless:

•
the successor corporation formed by the consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on all our debt securities issued under the applicable Indenture and the performance of every covenant in the applicable Indenture on our part to be performed or observed;

•
immediately after giving effect to such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

•	the other conditions as may be specified in the applicable prospectus supplement are satisfied.
Modification or Waiver
Subject to any terms or conditions specified in the applicable prospectus supplement, without prior notice to or consent of any holders, we and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes:

•
to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable Indenture and under our debt securities issued thereunder in accordance with the terms of the applicable Indenture;

•
to add to our covenants for the benefit of the holders of all or any series of our debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable Indenture;

•
to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

•
to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply;

•
to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable Indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•
to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable Indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the applicable Indenture;

•
to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or

•
to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the debt securities issued thereunder and the Trust Indenture Act (the TIA) or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

With the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately, we and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the holders of debt securities under the applicable Indenture; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected, modify the principal or interest terms, reduce the percentage required for modifications or otherwise conflict with the required provisions of the TIA or make those changes or modifications specified in the applicable prospectus supplement as requiring the consent of the holder of each outstanding debt security for each series affected.
A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the holders of debt securities of any other series.
Each of the Indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant Trustee, may on behalf of the holders of the debt securities of that series waive any Default or Event of Default and its consequences under the applicable Indenture, except:

•	a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Senior Debt Securities
The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries. Any such limitations will also be described in the applicable prospectus supplement.
Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium, if any, and interest on the Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture, and as described in the applicable prospectus supplement, in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities and, in the case of, the Subordinated Debt Securities only, the Senior Subordinated Debt Securities, but our obligation to make payment of principal (and premium, if any) or interest on the Senior Subordinated Debt Securities and Subordinated Debt Securities will not otherwise be affected. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness that is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only Indebtedness that is Senior Indebtedness will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Subordinated Indenture.

Unless otherwise indicated in a prospectus supplement, no payment on account of principal (and premium, if any), sinking funds or interest may be made on the Senior Subordinated Debt Securities or the Subordinated Debt Securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on Senior Indebtedness relative to the applicable Offered Debt Securities. In addition, the prospectus supplement for each series of Senior Subordinated Debt Securities or Subordinated Debt Securities may provide that payments on account of principal, any premium, if any, or interest in respect of such Senior Subordinated Debt Securities or Subordinated Debt Securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement. Unless otherwise indicated in a prospectus supplement, in the event that, notwithstanding the foregoing, any payment by us described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the holders of any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities before all Senior Indebtedness relative to such Offered Debt Securities is paid in full, that payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness relative to the applicable Offered Debt Securities, the holders of the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be (as applicable) subrogated to the rights of the holders of the Senior Indebtedness relative to such Offered Debt Securities to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as applicable.
By reason of this subordination, in the event of a distribution of assets upon insolvency, holders of Senior Indebtedness and certain of our general creditors may recover more, ratably, than holders of the Senior Subordinated Debt Securities or the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.
If this prospectus is being delivered in connection with the offering of a series of Senior Subordinated Debt Securities or Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. “Indebtedness” and “Senior Indebtedness” with respect to any series of Senior Subordinated Debt Securities or Subordinated Debt Securities will have the meaning specified in the applicable prospectus supplement for that series. “Senior Subordinated Indebtedness” is defined in the Subordinated Indenture as the applicable Senior Subordinated Debt Securities and any other Indebtedness that ranks pari passu with such Senior Subordinated Debt Securities. Any Indebtedness that is subordinate or junior by its terms in right of payment to any other Indebtedness will be subordinate to Senior Subordinated Indebtedness, unless the instrument creating or evidencing the same of pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness and is not subordinated by its terms to any Indebtedness that is not Senior Indebtedness.
Discharge, Legal Defeasance and Covenant Defeasance
The applicable Indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

•	all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the applicable Trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation;

•	have become due and payable;

•	will become due and payable at their Stated Maturity within one year;

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.
In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.
If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable Indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the “covenant defeasance option,” at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.
Conversion Rights
The terms and conditions, if any, upon which Offered Debt Securities are convertible into shares of our Class A Common Stock will be set forth in the prospectus supplement relating thereto. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those Offered Debt Securities.
Corporate Existence
Subject to the terms of the applicable Indenture and as set forth in the applicable prospectus supplement, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.
Governing Law
The Indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Our Capital Stock
In this section, we describe the material features and rights of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our restated certificate of incorporation and by-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us”.
In General
Our authorized capital stock consists of 180,000,000 shares of Class A Common Stock, par value $0.01 per share, 30,000,000 shares of Class B Common Stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2018, there were (1) 74,996,304 and 59,428,675 shares of Class A Common Stock issued and outstanding, respectively, held by approximately 132 holders of record and (2) 671,138 shares of Class B Common Stock issued and outstanding, held by approximately 11 holders of record.
Class A Common Stock and Class B Common Stock
Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Except with respect to the class voting rights of the Class A Common Stock and Class B Common Stock described below or as otherwise required by law, all actions submitted to a vote of stockholders are voted on by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Except for the filling of vacancies and newly created directorships, a plurality of all of the holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy is necessary for the election of directors at a meeting of stockholders that is duly called and has a quorum present. Certain other actions requiring stockholder approval must be approved by a majority of the voting power of the Class A Common Stock and Class B Common Stock. Subject to certain exceptions, the affirmative vote of 66 2/3% of the voting power of the Class A Common Stock and Class B Common Stock, voting as a single class, is necessary for the approval of a merger, consolidation or sale of substantially all of our assets. Holders of our capital stock are not entitled to cumulative voting in the election of directors.
Conversion. Class A Common Stock has no conversion rights. Pursuant to our Class B Stockholders’ Agreement, dated May 20, 1996 (Class B Stockholders’ Agreement), each share of Class B Common Stock is convertible into one share of Class A Common Stock (1) at any time at the option of the holder of the Class B Common Stock and (2) automatically upon any transfer by the holder thereof other than (a) a transfer by gift to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, (b) a transfer to Mortimer B. Fuller, III or any Executive Officer (as defined in the Class B Stockholders’ Agreement) or (c) a transfer to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record.
Dividends. Dividends are payable on the outstanding shares of (1) only Class A Common Stock or (2) both Class A Common Stock and Class B Common Stock, in each case, when, as and if declared by our Board of Directors. If there is any arrearage in the payment of dividends on shares of our preferred stock, we may not pay dividends upon, repurchase or redeem shares of our Class A or Class B Common Stock.
If our Board of Directors determines to pay a dividend on Class B Common Stock, each share of Class A Common Stock will receive a dividend in an amount 10% greater than the amount of the dividend per share paid on the Class B Common Stock.
Liquidation. In the event of liquidation, holders of Class A Common Stock and Class B Common Stock will share with each other on a ratable basis as a single class in the net assets of our company available for distribution after payment or provision for our liabilities and after satisfaction of any liquidation preference on any series of our preferred stock.
Other Terms. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by the holders of the other class. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock are entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

Listing. Our Class A Common Stock is quoted on the New York Stock Exchange under the symbol “GWR.”
Preferred Stock
General. Our Board of Directors, without action by stockholders, is authorized to:

•	authorize the issuance of shares of preferred stock in one or more series;

•	establish the number of shares in each series; and

•	fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions of each series.
Each time that we issue a new series of preferred stock registered under the registration statement of which this prospectus forms a part, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provision, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of our company;

•	sinking fund provision, if any;

•	whether the preferred stock will be convertible into our Class A Common Stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our by-laws.
The shares of any series of preferred stock will be, when issued, fully paid and non-assessable.
Ranking. Each new series of our preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.
Dividends. Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our Board of Directors, out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of the distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.
We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by our Board of Directors.
We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.
Conversion and Exchange. The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our Class A Common Stock or exchangeable for securities of a third party.

Redemption. We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.
In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by our Board of Directors.
Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on or after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.
Liquidation Preference. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

•	any accrued and unpaid dividends.
These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.
In the event that holders of preferred stock are not paid in full upon our liquidation, dissolution or winding up, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.
Voting Rights. The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by law.
Classes of Directors
Our Board of Directors is currently classified into three classes. One class of directors is elected each year and the members of that class hold office for a three-year term or until their successors are duly elected and qualified. The classification of directors will have the effect of making it more difficult for a third party to change the composition of our Board of Directors without the support of the incumbent directors. At least two annual stockholder meetings, instead of one, will be required to effect a change in the control of our Board, unless stockholders remove directors for cause.

Description of Our Warrants
General
We may issue warrants to purchase Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.
The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Class A Common Stock will not have any rights of holders of the preferred stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Class A Common Stock purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed either by the laws of the State of New York or the laws of the State of Delaware.

Description of Our Depositary Shares
The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying a fraction or a multiple of a share of preferred stock in accordance with the terms of the applicable prospectus supplement.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.
Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.
In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares
If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares provide for this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

Description of Our Stock Purchase Contracts and Stock Purchase Units
The following description of stock purchase contracts and stock purchase units sets forth certain general terms of the stock purchase contracts and/or stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the stock purchase contracts or stock purchase units. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, any collateral arrangements and any depositary arrangements relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued which will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.
We may issue stock purchase contracts representing contracts obligating holders to purchase from us and for us to sell to the holders shares of Class A Common Stock, shares of preferred stock or depository shares at a future date or dates. The price per share of Class A Common Stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	debt securities issued by us, or

•	debt obligations of third parties, including U.S. Treasury securities, which may or may not secure the holder’s obligations to purchase the Class A Common Stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original stock purchase contract.

Description of Our Units
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Selling Stockholders
We may register shares of our Class A Common Stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. We may register these shares to permit selling stockholders to resell their shares when and if they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of Class A Common Stock at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares of Class A Common Stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of Class A Common Stock by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of Class A Common Stock owned by the selling stockholders, other than underwriting fees, discounts or commissions which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, describing their position or material relationship with us, the amount of shares to be registered and sold, the amount of shares owned by such selling shareholder prior to the offering and to be owned after the offering and any other terms of the shares of Class A Common Stock being sold by each selling stockholder.

Plan of Distribution
The debt securities, preferred stock, Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units may be sold from time to time in one or more transactions:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.
The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.
The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
The Class A Common Stock covered by this prospectus may also be sold from time to time by our selling stockholders. The selling stockholders and their successors, including their transferees, may sell their shares of Class.
A Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the securities. In the case of sales by selling stockholders, we will not receive any of the proceeds from the sale by them of the securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling stockholders through underwriters, dealers and agents. We will name the underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and provide the principal terms of the agreement between the selling stockholders and the underwriters, dealers or agents. In offering the securities covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those securities may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Agents
We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Legal Opinion
Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities.

Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Pentalver Transport Limited business the registrant acquired during 2017, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Estimated Amounts
SEC registration fee under the Securities Act	*
Printing expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
FINRA fees and expenses	*
Transfer Agent fees	*
Trustee fees and expenses	*
Blue Sky fees and expenses	*
Listing fees	*
Rating agency fees	*
Miscellaneous	*
Total	*
_____________________________________________

*
These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The registration fee will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933.

Item 15.	Indemnification of Directors and Officers.
Article 10 of the Restated Certificate of Incorporation of Genesee & Wyoming and Section 145 of the Delaware General Corporation Law (the DGCL) permits Genesee & Wyoming to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
The Restated Certificate of Incorporation and Amended Bylaws of Genesee & Wyoming provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.
As permitted by sections 102 and 145 of the DGCL, the Restated Certificate of Incorporation of Genesee & Wyoming eliminates a director’s personal liability for monetary damages to the company and its stockholders arising from a breach of a director’s fiduciary duty, other than for a breach of a director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and except as otherwise provided under the DGCL.

Genesee & Wyoming may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the companies would have the power to indemnify such person against such liability under the provisions of the Restated Certificate of Incorporation or otherwise. Genesee & Wyoming carries Directors’ and Officers’ Liability Insurance in an amount of $100,000,000 with corporate retentions ranging from $500,000 to $2,000,000 based on the type of claim. In the Underwriting Agreement, if any, each underwriter will agree to indemnify the directors of, certain officers of, and persons who control Genesee & Wyoming, within the meaning of the Securities Act, against liabilities resulting from information that such underwriter supplies for the registration statement and applicable prospectus supplement.

Item 16.	Exhibits.
For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item 16 by reference.

Item 17.	Undertakings.
(1) The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.
(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on August 29, 2018.

GENESEE & WYOMING INC.

By:	/s/ John C. Hellmann
Name:	John C. Hellmann
Title:	Chairman of the Board of Directors, Chief Executive Officer and President
POWER OF ATTORNEY
Each individual whose signature appears below constitutes and appoints each of John C. Hellmann, Timothy J. Gallagher and Allison M. Fergus as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Title	Signature

August 29, 2018	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	/s/ John C. Hellmann
John C. Hellmann

August 29, 2018	Chief Financial Officer (Principal Financial Officer)	/s/ Timothy J. Gallagher
Timothy J. Gallagher

August 29, 2018	Chief Accounting Officer and Global Controller (Principal Accounting Officer)	/s/ Christopher F. Liucci
Christopher F. Liucci

Date	Title	Signature

August 29, 2018	Director	/s/ Richard H. Bott

Richard H. Bott

August 29, 2018	Director	/s/ Bruce J. Carter

Bruce J. Carter

August 29, 2018	Director	/s/ Cynthia L. Hostetler

Cynthia L. Hostetler

August 29, 2018	Director	/s/ Øivind Lorentzen III

Øivind Lorentzen III

August 29, 2018	Director	/s/ Albert J. Neupaver

Albert J. Neupaver

August 29, 2018	Director	/s/ Joseph H. Pyne

Joseph H. Pyne

August 29, 2018	Director	/s/ Ann N. Reese

Ann N. Reese

August 29, 2018	Director	/s/ Mark A. Scudder

Mark A. Scudder

August 29, 2018	Director	/s/ Hunter C. Smith

Hunter C. Smith

INDEX TO EXHIBITS

Exhibit Number	Description

1(a)	Underwriting Agreement (preferred stock, Class A common stock, depositary shares and warrants to purchase such securities)*

1(b)	Underwriting Agreement (debt securities and warrants to purchase such securities)*

1(c)	Underwriting Agreement (stock purchase contracts and stock purchase units)*

1(d)	Underwriting Agreement (units)*

4	Instruments defining the rights of security holders:

(a)
Restated Certificate of Incorporation (incorporated herein by reference to Annex II to Genesee & Wyoming Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2011, File No. 001-31456)

(b)
Amended Bylaws, effective as of August 19, 2004 (incorporated herein by reference to Exhibit 2.1 of Genesee & Wyoming Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 001-31456)

(c)
Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to Genesee & Wyoming Inc.’s Registration Statement on Form S-1, as filed with the SEC on June 12, 1996, File No. 333-03972)

(d)
Form of Class B Stockholders’ Agreement dated as of May 20, 1996, among Genesee & Wyoming Inc., its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to Genesee & Wyoming Inc.’s Registration Statement on Form S-1, as filed with the SEC on June 7, 1996, File No. 333-03972)

(e)
Certificate of Elimination of Mandatorily Convertible Perpetual Preferred Stock, Series A-1 of Genesee & Wyoming Inc., dated as of May 27, 2014 (incorporated herein by reference to Exhibit 3.1 to Genesee & Wyoming Inc.’s Current Report on Form 8-K filed on May 30, 2014, File No. 001-31456)

	(f)	Form of Certificate of Designations for preferred stock*

(g)
Senior Debt Indenture, dated as of September 19, 2012, between Genesee & Wyoming Inc. and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4(u) to Genesee & Wyoming’s Current Report on Form 8-K, as filed with the SEC on September 19, 2012, File No. 001-31456)

(h)
Form of Indenture for Senior Subordinated Debt Securities and Subordinated Debt Securities (incorporated herein by reference to Exhibit 4(k) of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-3, as filed with the SEC on November 28, 2001, File No. 333-73026)

	(i)	Form of Senior Debt Securities*

	(j)	Form of Senior Subordinated Debt Securities*

	(k)	Form of Subordinated Debt Securities*

	(l)	Form of Warrant Agreement (preferred stock, Class A common stock and depositary shares), including form of warrant certificate*

	(m)	Form of Warrant Agreement (debt securities), including form of warrant certificate*

	(n)	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder)*

	(o)	Form of Purchase Contract Agreement (including form of Purchase Contract Unit)*

	(p)	Form of Unit Agreement (including form of Unit)*

5	Opinion of Simpson Thacher & Bartlett**

12	Statement re: Computation of Ratios**

Exhibit Number	Description
23(a)	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP**

23(b)	Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature pages herein)

25	Statement of Eligibility of Trustee**

(a) Form T-1 Statement of Eligibility of Trustee under the Indenture for Senior Debt Securities

(b) Form T-1 Statement of Eligibility of Trustee under the Indenture for Senior Subordinated Debt Securities and Subordinated Debt Securities
_____________________________________________

*	To be filed by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated herein by reference.
**	Filed herewith.